CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Digital Notes linked to a reference asset consisting of the the Russell 2000® Index due November 12, 2013	$1,447,000	$165.83

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-180289

PRICING SUPPLEMENT

Dated May 4, 2012

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.

Digital Notes Linked to the S&P 500® Index

and the Russell 2000® Index

}	$1,447,000 Digital Notes linked to a reference asset consisting of the S&P 500® and the Russell 2000® Index
}	Fixed payment at maturity if the return of the least performing underlying is equal to or greater than 70% of the initial level of such underlying, subject to the credit risk of HSBC USA Inc.

The Digital Notes (each a “Note” and collectively the “Notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The Notes will not bear interest.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying Equity Index Underlying Supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-12 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000	$15	$985
Total	$1,447,000	$21,705	$1,425,295

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-12 of this pricing supplement.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc. Digital Notes

Linked to the S&P 500® Index and the Russell 2000® Index

This pricing supplement relates to a single offering of Digital Notes. This offering has the terms described in this pricing supplement and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should be willing to forgo interest and dividend payments during the term of the Notes and, if the Reference Return is negative, lose up to 100% of your principal.

This pricing supplement relates to an offering of Notes linked to the performance of two indices (the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset as described below. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Reference Asset:	The S&P 500® Index (“SPX”) and the Russell 2000® Index (“RTY”) (each an “Underlying” and together the “Underlyings”)
Trade Date:	May 4, 2012
Pricing Date:	May 4, 2012
Original Issue Date:	May 11, 2012
Final Valuation Date:	November 4, 2013. The Final Valuation Date is subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	5 business days after the Final Valuation Date and is expected to be November 12, 2013. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Maximum Upside Return:	12.00%
Payment at Maturity:	On the Maturity Date, for each Note, we will pay you the Final Settlement Value.
Final Settlement Value:

If the Reference Return of both Underlyings is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return).

If the Reference Return of the Least Performing Underlying is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Least Performing Underlying’s Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Reference Return is below the Barrier Level. If the Reference Return of the Least Performing Underlying is less than the Barrier Level, you may lose up to 100% of your investment.

Reference Return:	With respect to each Underlying, the quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Barrier Level	With respect to each Underlying, 70% of the Initial Level of such Underlying.
Least Performing Underlying	The Underlying with the lowest Reference Return.
Initial Level:	1,369.10 with respect to the SPX and 791.84 with respect to the RTY, in each case the Official Closing Level of the relevant Underlying on the Pricing Date.
Final Level:	With respect to each Underlying, the Official Closing Level for such Underlying on the Final Valuation Date.
Official Closing Level:	With respect to each Underlying, the Official Closing Level on any trading day for such Underlying will be the closing level of the Underlying as determined by the calculation agent as described under “Official Closing Level” on page PS-4 below.
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
PS-2

CUSIP / ISIN:	4042K1H30 / US4042K1H309

PS-3

GENERAL

This pricing supplement relates to an offering of Notes linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to the Reference Asset. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement, and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

PAYMENT AT MATURITY

On the Maturity Date, for each Note you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return of both Underlyings is greater than or equal to the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return).

If the Reference Return of the Least Performing Underlying is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Least Performing Underlying’s Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your Notes for each percentage point that the Reference Return is below the Barrier Level. You should be aware that if the Reference Return of the Least Performing Underlying is less than the Barrier Level, you may lose up to 100% of your investment.

Interest

The Notes will not pay interest.

Official Closing Level

With respect to each Underlying, the Official Closing Level on any trading day will be determined by the calculation agent based upon the closing level of such index, displayed on the following pages on Bloomberg Professional® service: for SPX, page “SPX <INDEX>”, and for RTY page “RTY <INDEX>”. With respect to any of the foregoing, if the level for the relevant Underlying is not so displayed on such page, the calculation agent may refer to the display on any successor page on Bloomberg Professional® service or any successor service, as applicable.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

Reference Sponsor

With respect to SPX, Standard and Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., is the reference sponsor. With respect to RTY, the Russell Investment Group is the reference sponsor.

PS-4

INVESTOR SUITABILITY

The Notes may be suitable for you if:	The Notes may not be suitable for you if:

} You believe that the Official Closing Level of both of the Underlyings will not decline by more than 30%, as compared to the Initial Level, on the Final Valuation Date.

} You are willing to make an investment that is potentially exposed to downside performance of the Least Performing Underlying on a 1-to-1 basis for each percentage point that its Reference Return is less than zero if such Reference Return is less than the Barrier Level.

} You are willing to invest in the Notes based on the Maximum Upside Return indicated herein, which will limit your return at maturity.

} You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

} You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

} You do not seek current income from your investment.

} You do not seek an investment for which there is an active secondary market.

} You are willing to hold the Notes to maturity.

} You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

} You believe that the Official Closing Level of one or both of the Underlyings will decline by more than 30%, as compared to the Initial Level, on the Final Valuation Date or the Maximum Upside Return will not provide you with your desired return.

} You are unwilling to make an investment that is potentially exposed to downside performance of the Least Performing Underlying on a 1-to-1 basis for each percentage point that its Reference Return is less than zero if such Reference Return is less than the Barrier Level.

} You seek an investment that provides full return of principal.

} You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

} You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.

} You seek current income from your investment.

} You seek an investment for which there will be an active secondary market.

} You are unable or unwilling to hold the Notes to maturity.

} You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

PS-5

RISK FACTORS

We urge you to read the section “Risk Factors” on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Indices” in the Equity Index Underlying Supplement; and

}	“— Small-Capitalization or Mid-Capitalization Companies Risk” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The Notes do not guarantee return of principal and you may lose your entire initial investment.

The Notes do not guarantee return of principal. The Notes differ from ordinary debt securities in that we will not pay you 100% of the Principal Amount of your Notes if the Reference Return of the Least Performing Underlying is below the Barrier Level of 70%. In this case, the Payment at Maturity you will be entitled to receive will be less than the Principal Amount of the Notes and you could lose your entire initial investment if the level of the Least Performing Underlying falls to zero. An investment in the Notes is not principal protected and you may receive less at maturity than you originally invested in the Notes, or you may receive nothing at maturity. Payment of any amount at maturity is subject to the credit risk of HSBC.

The appreciation on the Notes is limited by the Maximum Upside Return.

You will not participate in any appreciation in the level of the Reference Asset beyond the Maximum Upside Return of 12.00%. You will not receive a return on the Notes greater than the Maximum Upside Return.

Credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Since the Notes are linked to the performance of more than one Underlying, you will be fully exposed to the risk of fluctuations in the levels of each Underlying.

Since the Notes are linked to the performance of more than one Underlying, the Notes will be linked to the individual performance of each Underlying. Because the Notes are not linked to a weighted basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the prices of the Underlyings to the same degree for each Underlying. For example, in the case of Notes linked to a weighted basket, the return would depend on the weighted aggregate performance of the basket components reflected as the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, as scaled by the weightings of such basket components. However, in the case of these Notes, the individual performance of each of the Underlyings would not be combined to calculate your return and the depreciation of either Underlying would not be mitigated by the appreciation of the other Underlying. Instead, your return would depend on the Least Performing Underlying of the two Underlyings to which the Notes are linked.

The Notes will not bear interest.

As a holder of the Notes, you will not receive interest payments.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the Notes.

PS-6

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of any Underlying relative to its Initial Level. We cannot predict the Final Level of either Underlying. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Underlying. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your Notes. With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the Notes for a hypothetical range of performance for the Least Performing Underlying’s Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Note” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of Notes to $1,000. The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level of Least Performing Underlying:	800.00
}	Maximum Upside Return:	12.00%
}	Barrier Level:	70% of the Initial Level of each Underlying

The actual Initial Level with respect to each Underlying was determined on the Pricing Date.

Hypothetical Final Level of the Least Performing Underlying	Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Note
1,600.00	100.00%	$1,120.00	12.00%
1,440.00	80.00%	$1,120.00	12.00%
1,280.00	60.00%	$1,120.00	12.00%
1,120.00	40.00%	$1,120.00	12.00%
1,040.00	30.00%	$1,120.00	12.00%
960.00	20.00%	$1,120.00	12.00%
920.00	15.00%	$1,120.00	12.00%
880.00	10.00%	$1,120.00	12.00%
840.00	5.00%	$1,120.00	12.00%
816.00	2.00%	$1,120.00	12.00%
808.00	1.00%	$1,120.00	12.00%
800.00	0.00%	$1,120.00	12.00%
792.00	-1.00%	$1,120.00	12.00%
784.00	-2.00%	$1,120.00	12.00%
760.00	-5.00%	$1,120.00	12.00%
720.00	-10.00%	$1,120.00	12.00%
680.00	-15.00%	$1,120.00	12.00%
640.00	-20.00%	$1,120.00	12.00%
560.00	-30.00%	$1,120.00	12.00%
480.00	-40.00%	$600.00	-40.00%
320.00	-60.00%	$400.00	-60.00%
160.00	-80.00%	$200.00	-80.00%
0.00	-100.00%	$0.00	-100.00%

PS-8

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes.

Example 1: The level of the Least Performing Underlying increases from the Initial Level of 800.00 to a Final Level of 840.00.

Reference Return:	5.00%
Final Settlement Value:	$1,120.00

Because the Reference Return of the Least Performing Underlying is positive, the investor receives the Maximum Upside Return and the Final Settlement Value would be $1,120.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return)

= $1,000 + ($1,000 × 12.00%)

= $1,120.00

Example 1 shows that you will benefit from the Maximum Upside Return at maturity when the Reference Return of the Least Performing Underlying is zero or positive.

Example 2: The level of the Least Performing Underlying increases from the Initial Level of 800.00 to a Final Level of 1,280.00.

Reference Return:	60.00%
Final Settlement Value:	$1,120.00

Because the Reference Return of the Least Performing Underlying is positive, the investor receives the Maximum Upside Return and the Final Settlement Value would be $1,120.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return)

= $1,000 + ($1,000 × 12.00%)

= $1,120.00

Example 2 shows that you will receive the return of your principal investment plus a return equal to the Maximum Upside Return at maturity when the Reference Return of the Least Performing Underlying is greater than or equal to zero, but you will not participate in any increase in the Reference Return of the Least Performing Underlying above the Maximum Upside Return.

Example 3: The level of the Least Performing Underlying decreases from the Initial Level of 800.00 to a Final Level of 760.00.

Reference Return:	-5.00%
Final Settlement Value:	$1,120.00

Although the Reference Return of the Least Performing Underlying is negative, since the Reference Return is greater than the Barrier Level the investor receives the Maximum Upside Return and the Final Settlement Value would be $1,120.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Maximum Upside Return)

= $1,000 + ($1,000 × 12.00%)

= $1,120.00

Example 3 shows that you will receive the return of your principal investment plus a return equal to the Maximum Upside Return at maturity when the Reference Return of the Least Performing Underlying is less than zero but greater than or equal to the Barrier Level.

Example 4: The level of the Least Performing Underlying decreases from the Initial Level of 800.00 to a Final Level of 480.00.

Reference Return:	-40.00%
Final Settlement Value:	$600.00

Because the Reference Return of the Least Performing Underlying is less than the Barrier Level, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + ($1,000 × Least Performing Underlying’s Reference Return)

PS-9

= $1,000 + ($1,000 × -40.00%)

= $600.00

Example 4 shows that you are fully exposed on a 1-to-1 basis to declines in the Reference Return of the Least Performing Underlying below zero when the Reference Return of the Least Performing Underlying is less than the Barrier Level. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

PS-10

INFORMATION RELATING TO THE REFERENCE ASSET

Description of the SPX

The SPX is a capitalization-weighted index of 500 U.S. stocks. It is designed to measure the performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

The top 5 industry groups by market capitalization as of May 4, 2012 were: Information Technology, Financials, Health Care, Consumer Discretionary and Consumer Staples.

For more information about the SPX, see “The S&P 500® Index” on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SPX

The following graph sets forth the historical performance of the SPX based on the daily historical closing levels from May 4, 2007 through May 4, 2012. The closing level for the SPX on May 4, 2012 was 1,369.10. We obtained the closing levels below from Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg Professional® service.

The historical levels of the SPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the SPX during the Observation Period or on the Final Valuation Date.

Description of the RTY

The RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of March 31, 2012 were: Financial Services, Consumer Discretionary, Producer Durables, Technology and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page S-21 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from May 4, 2007 through May 4, 2012. The closing level for the RTY on May 4, 2012 was 791.84. We obtained the closing levels below from Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the RTY during the Observation Period or on the Final Valuation Date.

PS-11

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 1.50% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

We expect that delivery of the Notes will be made against payment for the securities on or about the Original Issue Date set forth on page PS-2 of this document, which is expected to be the fifth business day following the Trade Date of the Notes.  Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Notes on the Trade Date and the following business day thereafter will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, a Note should be treated as a pre-paid forward or other executory contract with respect to the Reference Asset. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Sidley Austin llp, it is reasonable to treat a Note as a pre-paid forward or other executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes. For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

VALIDITY OF THE NOTES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and delivered against payment as contemplated herein, such Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 22, 2012, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 filed with the Securities and Exchange Commission on March 22, 2012.

PS-12

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$1,447,000 Digital Notes
linked to the S&P 500® Index
and the

Russell 2000® Index

May 4, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
Information Relating to the Reference Asset	PS-11
Supplemental Plan of Distribution (Conflicts of Interest)	PS-12
U.S. Federal Income Tax Considerations	PS-12
Validity of the Notes	PS-12

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60